                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)  December 3, 1996
                                                         ----------------

                            PREFERRED NETWORKS, INC.
       ---------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                         0-27658                58-1954892
       -----------                     --------------            ----------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation)                                               Identification No.)


850 Center Way, Norcross, Georgia                        30071
----------------------------------------------------------------------------
(Address of principal executive offices)                 (Zip Code)

(Registrant's telephone number, including area code)     (770) 582-3500
                                                         --------------


----------------------------------------------------------------------------
(Former name or former address, if changed since last report)

   Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS


            a) Financial Statements of Businesses Acquired.

               The audited financial statements of EPS Wireless, Inc. as of and for the year ended December 31, 1995 and the eleven months ended November 30, 1996 are filed as part of this Current Report on Form 8-K/A.

            b) Pro Forma Financial Information

               The unaudited pro forma condensed consolidated balance sheet of Preferred Networks, Inc. as of September 30, 1996 and the unaudited pro forma condensed consolidated statements of operations of Preferred Networks, Inc. for the year ended December 31, 1995 and for the nine months ended September 30, 1996, are filed as part of this Current Report on Form 8-K/A.


            c) Exhibits

               The following exhibits are filed as part of this current report on Form 8-K:

               2.1 Agreement and Plan of Merger dated November 13, 1996 by and among Preferred Networks, Inc., EPS Acquisition Corp., EPS Wireless, Inc. and the Shareholders of EPS Wireless, Inc. - Filed on December 17, 1996 as an exhibit to Preferred Networks, Inc.'s Current Report on Form 8-K (file no. 0-27658) dated December 3, 1996 and incorporated by reference herein.

               23.1 Consent of Independent Auditors

Item 7(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED




                         Report of Independent Auditors

The Stockholders
EPS Wireless, Inc.

We have audited the balance sheets of EPS Wireless, Inc. as of December 31, 1995 and November 30, 1996 and the related statements of operations, changes in redeemable common stock and stockholders' equity (deficit), and cash flows for the year ended December 31, 1995 and the eleven months ended November 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EPS Wireless, Inc. at December 31, 1995 and November 30, 1996, and the results of its operations and its cash flows for the year ended December 31, 1995 and the eleven months ended November 30, 1996 in conformity with generally accepted accounting principles.


                                        /s/ ERNST & YOUNG LLP



Atlanta, Georgia
January 22,  1997

                              EPS Wireless, Inc.

                                Balance Sheets



                                                      DECEMBER 31,  NOVEMBER 30,
                                                          1995          1996
                                                      ---------------------------
ASSETS
Current Assets:
 Cash                                                   $   47,946     $  170,053
 Accounts receivable, less allowance for doubtful
  accounts of $9,000, and $29,000 at
  December 31, 1995, and November 30, 1996                 953,585        712,965
 Inventory                                                 431,160        801,997
 Prepaid expenses and other current assets                  28,293         26,011
                                                        -------------------------
Total current assets                                     1,460,984      1,711,026




Furniture and equipment, net of accumulated
 depreciation                                              454,949        624,438
Other assets                                                28,666         28,666
                                                        -------------------------
Total assets                                            $1,944,599     $2,364,130
                                                        =========================

                                                                  DECEMBER 31,  NOVEMBER 30,
                                                                     1995             1996
                                                                  -------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable                                                 $  791,467     $  883,362
 Accrued compensation                                                107,090        320,231
 Other accrued expenses                                               36,727         76,843
 Notes payable and capital lease obligations, current
  portion                                                            315,259        921,097
 Notes payable to stockholders                                        91,024        125,497
                                                                  -------------------------
Total current liabilities                                          1,341,567      2,327,030

Notes payable and capital lease obligations, less current
 portion                                                              94,684        113,001
Redeemable Common Stock, $1 par value, shares
 authorized included below, 21,100, and 27,765 voting
 shares issued and outstanding at December 31, 1995, and
 November 30, 1996, respectively                                     100,830         73,000

Stockholders' equity (deficit):
 Common stock, $1 par value;
  1,000,000 shares, including redeemable common
  stock, authorized; (500,000 voting and 500,000 non-
  voting); 103,400, and 100,510 voting shares issued
  and outstanding at December 31, 1995, and
  November 30, 1996, respectively, no non-voting
  shares outstanding                                                 103,400        100,510
 Paid-in capital                                                      12,971         12,971
 Accretion on Redeemable Common Stock                                (77,830)       (47,510)
 Retained earnings (accumulated deficit)                             368,977       (214,872)
                                                                  -------------------------
Total stockholders' equity (deficit)                                 407,518       (148,901)
                                                                  -------------------------
Total liabilities and stockholders' equity (deficit)              $1,944,599     $2,364,130
                                                                  =========================

See accompanying notes.

                               EPS Wireless, Inc.

                            Statements of Operations



                                                                         ELEVEN MONTHS
                                                        YEAR ENDED           ENDED
                                                        DECEMBER 31,      NOVEMBER 30,
                                                            1995             1996
                                                        ------------------------------
Revenues:
 Product                                                $3,190,917          $4,094,252
 Repair service                                          3,585,285           5,690,821
                                                        ------------------------------
                                                         6,776,202           9,785,073
Cost of revenues:
 Product                                                 2,228,761           2,856,303
 Repair service                                          2,954,496           4,601,371
                                                        ------------------------------
Gross margin                                             1,592,945           2,327,399

Selling, general and administrative expenses             1,512,079           2,638,853
Depreciation and amortization                              106,815             135,131
                                                        ------------------------------
Operating loss                                             (25,949)           (446,585)

Interest expense                                            13,512              80,601
                                                        ------------------------------
Net loss                                                $  (39,461)         $ (527,186)
                                                        ==============================

See accompanying notes.

                               EPS Wireless, Inc.

    Statement of Redeemable Common Stock and Stockholders' Equity (Deficit)



                                                     STOCKHOLDERS' EQUITY (DEFICIT)
                                        ---------------------------------------------------------------
                                                              ACCRETION ON    RETAINED       TOTAL
                          REDEEMABLE      VOTING               REDEEMABLE     EARNINGS/    STOCKHOLDERS'
                            COMMON       COMMON      PAID IN    COMMON      (ACCUMULATED     EQUITY
                             STOCK        STOCK      CAPITAL     STOCK        DEFICIT)      (DEFICIT)
                           ---------    ---------------------------------------------------------------
Balances at
 January 1, 1995           $ 101,829    $ 103,400    $  12,971   $ (78,829)   $ 484,470    $ 522,012
 Dividends paid                   --           --           --          --      (76,032)     (76,032)
 Accretion on
 redeemable common
 stock                          (999)          --           --         999           --          999
 Net loss for 1995                --           --           --          --      (39,461)     (39,461)
                           ---------    ------------------------------------------------------------
Balances at
 December 31, 1995           100,830      103,400       12,971     (77,830)     368,977      407,518
 Dividends paid                   --           --           --          --      (32,763)     (32,763)
 Stock transfer                2,490       (2,490)          --          --           --       (2,490)
 Shares repurchased               --         (400)          --          --      (23,900)     (24,300)
 Accretion on
  redeemable common
  stock                      (30,320)          --           --      30,320           --       30,320
 Net loss for the eleven
 months ended
 November 30, 1996                --           --           --          --     (527,186)    (527,186)
                           ---------    ------------------------------------------------------------

Balances at
 November 30, 1996         $  73,000    $ 100,510    $  12,971   $ (47,510)   $(214,872)   $(148,901)
                           =========    ============================================================

See accompanying notes.

                               EPS Wireless, Inc.

                            Statements of Cash Flows



                                                                                ELEVEN MONTHS
                                                                YEAR ENDED          ENDED
                                                                DECEMBER 31,     NOVEMBER 30,
                                                                   1995              1996
                                                                -----------------------------
OPERATING ACTIVITIES
Net loss                                                        $  (39,461)        $ (527,186)
Adjustments to reconcile net loss to net cash used in
 operating activities:
  Depreciation and amortization                                    106,815            135,131
  Changes in operating assets and liabilities:
   (Increase) decrease in accounts receivable                     (703,417)           240,620
   Increase in inventory                                          (318,446)          (370,837)
   (Increase) decrease in prepaid expenses and other
     current assets                                                (26,767)             2,282
   Increase in accounts payable                                    750,770             91,895
   Increase in accrued liabilities                                  16,946             40,116
   Increase in accrued compensation                                 84,029            213,141
                                                                -----------------------------
Net cash used in operating activities                             (129,531)          (174,838)

INVESTING ACTIVITIES
Purchase of furniture and equipment                               (240,568)          (275,465)
Increase in other assets                                           (28,666)                --
                                                                -----------------------------
Net cash used in financing activities                             (269,234)          (275,465)

FINANCING ACTIVITIES
Increase in notes payable to stockholders                           91,024             34,473
Proceeds from notes payable                                        375,000            895,000
Repayments of note payable                                         (75,000)          (300,000)
Dividends paid                                                     (76,032)           (32,763)
Repurchase of stock                                                     --            (24,300)
                                                                -----------------------------
Net cash provided by financing activities                          314,992            572,410

Net (decrease) increase in cash                                    (83,773)           122,107
Cash at beginning of period                                        131,719             47,946
                                                                -----------------------------
Cash at end of period                                           $   47,946         $  170,053
                                                                =============================

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                                   $   13,512         $   69,545
                                                                =============================

See accompanying notes.

                               EPS Wireless, Inc.

                         Notes to Financial Statements

                              November 30, 1996


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

EPS Wireless, Inc. (the "Company" or "EPS") is a national provider of paging and cellular product repair services. EPS also offers product sourcing and sales for refurbished paging products, inventory management and product fulfillment. Prior to June 1995, the Company operated under the name Electronic Paging Services, Inc.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenue on the repair of pagers and cellular phones when the service is complete and the refurbished units are shipped to the customer. Revenue from the sale of refurbished pagers and cellular phones is recognized when the product is shipped. The Company's sales are derived from a variety of customers, however certain customers represented significant portions of the Company's revenues. The Company derived approximately approximately 25% and 12% of its revenues from one customer in the eleven months ended November 30, 1996 and the year ended December 31, 1995, respectively.

ACCOUNTS RECEIVABLE

The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Payment is generally due upon shipment for pager and cellular phone sales and within 30 days from invoice for repair sales. Credit losses have been consistent with management's expectations.

                               EPS Wireless, Inc.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories consist of unrefurbished pagers, cellular phones and related repair parts and refurbished pagers and cellular telephones (finished goods), and are stated at the lower of cost or market. Cost of repair parts is computed on a first-in, first-out basis. Cost of unrefurbished and refurbished pagers and cellular phones is computed on the specific identification basis.

FURNITURE AND EQUIPMENT

Furniture and equipment are carried at cost. Depreciation is provided based on the asset's estimated useful life (generally 5 to 7 years), principally using the straight-line method.

The detail of these assets follows:


                                                      DECEMBER 31,    NOVEMBER 30,
                                                        1995              1996
                                                    -----------------------------
        Furniture and fixtures                      $  51,847          $  77,991
        Computers                                     161,968            362,574
        Repair equipment                              490,991            548,428
        Leasehold improvements                         18,649             24,587
                                                    -----------------------------
                                                      723,455          1,013,580
           Less accumulated depreciation             (268,506)          (389,142)
                                                    -----------------------------
        Total                                       $ 454,949          $ 624,438
                                                    =============================

The carrying value of long-lived assets is periodically reviewed by the Company for impairment, and losses are recognized as set forth in Financial Accounting Standards Board Statement No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. There was no impact of adoption in 1996.

INCOME TAXES

The stockholders have elected under Subchapter S of the Internal Revenue Code to include the Company's income in their personal income tax returns. Accordingly, there is no provision for income taxes.

The Company converted to Subchapter S from C corporation status effective January 1, 1993. As such, the Company is subject to built-in gains tax on any disposals of appreciated assets sold in the ten year period following the conversion. The Company has assessed the likelihood of disposing such assets and concluded that it is not necessary to record a deferred tax liability at December 31, 1995 or November 30, 1996.

                               EPS Wireless, Inc.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet at November 30, 1996 for cash, accounts receivable, notes payable and capital leases, notes payable to stockholders, and accounts payable and accrued expenses approximate their fair values.

2. COMMITMENTS AND CONTINGENCIES

The Company rents office space and certain equipment. Rent expense incurred was approximately $331,000 and $443,000 in 1995 and the eleven months ended November 30, 1996, respectively. The office lease provides for additional rent based on the operating expenses of the property. The Company continues to pay rent pursuant to its lease on its former office space which is now vacated. Such remaining payments, which total $32,340 at November 30, 1996, have been accrued. Approximate minimum annual rental payments required by these operating leases, excluding the operating expense allocations but including the payments due under the lease for former office space, are as follows, as of November 30, 1996:


Month ended December 31, 1996                   $   40,952
Year ending December 31, 1997                      421,504
1998                                               343,992
1999                                               257,994
                                                ----------
                                                $1,064,442
                                                ==========

The Company is involved in litigation with a former employee who is seeking approximately $31,000 in commissions from the Company. The Texas Workforce Commission awarded this amount to the employee in its initial ruling. The Company has appealed the decision; however at this time neither the Company nor legal counsel can predict the outcome of the suit. None of the amount has been accrued as of November 30, 1996.

                               EPS Wireless, Inc.

3. NOTES PAYABLE AND CAPITAL LEASES

The Company has notes payable and capital leases outstanding as follows:


                                                                 DECEMBER 31,  NOVEMBER 30,
                                                                     1995          1996
                                                                 --------------------------
Note payable to bank under revolving line of credit
 agreement, maximum available $1,200,000; bearing
 interest at prime plus 1% per annum (9 1/2%
 at November 30, 1996), guaranteed by an officer of the
 Company and secured by substantially all assets of the
 Company.  Note matures April 1998.  The Company
 was in default under this agreement at
 November 30, 1996.  Entire amount paid off in
 December 1996                                                  $       --       $  895,000

Note payable to bank, maximum available $300,000,
 bearing interest at prime plus 1% per annum, maturing
 September 1, 1996.  Entire amount paid off in
 April 1996                                                        300,000               --

Amounts due under various capital leases, due in various
 monthly installments until 2001.  Secured by the
 related equipment                                                 109,943          139,098
                                                                ----------       ----------
Total                                                              409,943        1,034,098

Less current portion                                              (315,259)        (921,097)
                                                                ----------       ----------
                                                                $   94,684       $  113,001
                                                                ==========       ==========

The revolving line of credit agreement contains various limitations on borrowings based on eligible accounts receivable and inventory. In addition, the note has various covenants restricting the Company's financial ratios, tangible net worth and other financial activity.

                               EPS Wireless, Inc.

3. NOTES PAYABLE AND CAPITAL LEASES (CONTINUED)

Future minimum payments under capital leases, by year and in the aggregate, consisted of the following at November 30, 1996:


       One month ended December 31, 1996                     $  3,858
       Year ending December 31, 1997                           46,298
       Year ending December 31, 1998                           46,298
       Year ending December 31, 1999                           42,919
       Year ending December 31, 2000                           46,992
       Year ending December 31, 2001                            3,446
                                                             --------
       Total minimum payments                                 189,811
       Less amounts representing interest on capital leases   (50,713)
                                                             --------
       Present value of future minimum lease payments        $139,098
                                                             ========

4. NOTES PAYABLE TO STOCKHOLDERS

The Company has notes payable to two of its stockholders, who are also officers of the Company, as follows:


                                                      DECEMBER 31,  NOVEMBER 30,
                                                        1995             1996
                                                      --------------------------
Unsecured note payable to stockholder, bearing
 interest at 12% per annum, unless prepaid upon
 which minimum interest of $5,000 due.                $    --           $ 75,000

Unsecured note payable to stockholder, bearing
 interest at 10% per annum                             91,024             50,497
                                                      --------------------------
                                                      $91,024           $125,497
                                                      ==========================

Interest expense in 1996 and 1995 includes approximately $14,000 and $3,000, respectively, related to these stockholder loans.

                               EPS Wireless, Inc.

5. EMPLOYEE BENEFIT PLAN

Effective January 1, 1996, the Company established a 401(k) plan for substantially all employees who have completed three months of service and are at least 21 years of age. Participants may contribute a portion of their salary, and the Company matches up to 10% of the first $1,000 of the participant's contribution. Company contributions were insignificant in the eleven months ended November 30, 1996. The Company expects to terminate this separate plan and merge into its new parent's plan, upon consummation of the transaction described in Note 7 below.

6. REDEEMABLE COMMON STOCK AND STOCKHOLDERS' EQUITY

Two of the Company's stockholders have redemption rights whereby they can require the Company to repurchase their shares of common stock at the greater of the individual's cost or book value, at the end of the calendar quarter preceding such request. These shares were accreted to book value at December 31,1995 and hence are stated at cost plus accretion at that date. At November 30, 1996, the individuals' cost exceeded book value, hence the shares are stated at the individuals' cost at this date.

The stockholders of the Company have also agreed that no shares of the common stock of the Company may be transferred without consent of 75% of the holders of the issued and outstanding voting common stock. The Company also has the right of first refusal to repurchase any shares offered for sale by a stockholder. Upon death of a stockholder, the Company shall be obligated to repurchase the stock at a formula-based price, to the extent the Company has the funds legally available to so purchase. Upon the termination of a stockholder-employee, the Company shall have the right of first refusal to repurchase the stock. All of these agreements, including the redemption features, terminated upon consummation of the transaction described in Note 7 below.

The Company had a stock option plan providing for grants to stockholders and executives of the Company. Initially, 18,675 shares were authorized for grant under the plan. Options under the plan vest on a pro-rata basis of one-third on each of the first three anniversaries of the date of grant. Options granted expire 5 years after date of grant if not exercised except in the event of

                               EPS Wireless, Inc.

6. REDEEMABLE COMMON STOCK AND STOCKHOLDERS' EQUITY (CONTINUED)

employee termination, at which time the employee has 90 days to exercise any vested options. Exercises may occur only in the first three months of each calendar year. Activity in the stock option plan during 1995 and through November 30, 1996 follows:


                                            SHARES UNDER  EXERCISE PRICE
                                               OPTION        PER SHARE
                                            ----------------------------
Balance at January 1, 1995
    Grants                                     6,800          $12.05
                                             -------
Balance at December 31, 1995                   6,800          $12.05
    Grants                                     6,225          $20.00
    Exercises                                 (6,225)         $20.00
    Forfeitures                               (4,500)         $12.05
    Repurchased by Company                    (2,300)         $12.05
                                             -------
Balance at November 30, 1996                      --
                                             =======

In November 1996, the Company repurchased all of the then outstanding options for $103,100, subject to consummation of the stock sale. Such amount has been recorded as compensation expense in the accompanying statement of operations for the period ended November 30, 1996. The stock option plan was terminated upon consummation of the transaction described in Note 7 below.

7. SUBSEQUENT EVENT

On December 3, 1996, a wholly-owned subsidiary of Preferred Networks, Inc. acquired by merger all of the outstanding common stock of the Company for $300,000 in cash and 673,524 shares of Preferred Networks, Inc.'s $.0001 par value common stock plus the potential right to receive certain additional consideration based on the Company's financial performance for 1997 and 1998, or, if certain events occur, during a specified period ending prior to December 31, 1998. Such additional consideration, if any, is limited to $5 million and is payable in cash.

Item 7(b). Pro Forma Financial Statements



The following unaudited pro forma condensed consolidated financial statements of Preferred Networks, Inc. ("PNI") and EPS Wireless, Inc. ("EPS") are derived from, and should be read in conjunction with audited financial statements of EPS filed herein and the audited financial statements of PNI as previously filed on Form S-1 and unaudited interim financial statements of PNI as previously filed on Form 10-Q with the Securities and Exchange Commission. The pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or financial position which would have actually been reported had the acquisition been consummated on the dates indicated, or which may be reported in the future.

The pro forma balance sheet reflects adjustments as if the acquisition had been consummated on that date, September 30, 1996.

The pro forma statements of operations reflects adjustments as if the acquisition had been consummated at January 1, 1995.

                            PREFERRED NETWORKS, INC.

                 Pro Forma Condensed Consolidated Balance Sheet

                               September 30, 1996

                                  (Unaudited)



                                                           HISTORICAL
                                                --------------------------------
                                                  PREFERRED                             PRO
                                                  NETWORKS,        EPS WIRELESS,       FORMA              PRO
                                                    INC.               INC.          ADJUSTMENTS         FORMA
                                                -------------------------------------------------------------------
ASSETS
Current assets:
 Cash and cash equivalents                       $ 20,883,718    $     51,717      $   (300,000)(a)   $ 20,635,435
 Accounts receivable, net                           1,738,330         859,331                --          2,597,661
 Receivables from related parties                      83,030              --                --             83,030
 Pager inventory                                    2,033,544         706,288                --          2,739,832
 Prepaid expenses and other current assets            735,412          68,851                --            804,263
                                                 -----------------------------------------------------------------
Total current assets                               25,474,034       1,686,187          (300,000)        26,860,221
Property and equipment, net                        17,467,119         590,373        18,057,492
Other assets, net                                   8,065,615          34,494         4,777,418(a)      12,877,527
                                                 -----------------------------------------------------------------
                                                 $ 51,006,768    $  2,311,054      $  4,477,418       $ 57,795,240
                                                 =================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable                                $  1,845,567    $    972,784      $    175,000(a)    $  2,993,351
 Accrued liabilities                                1,540,705           4,571                --          1,545,276
 Payables to related parties                              --           50,497                --             50,497
 Accrued salaries                                     833,896         159,994                --            993,890
 Current portion of notes payable and capital
  leases                                              609,138         820,388                --          1,429,526
                                                 -----------------------------------------------------------------
Total current liabilities                           4,829,306       2,008,234           175,000          7,012,540

Notes payable and capital leases, less current
 position                                           5,393,601         105,238                --          5,498,839
Redeemable Common Stock                                    --          73,000           (73,000)(a)             --
                                                 -----------------------------------------------------------------
 Total liabilities                                 10,222,907       2,186,472           102,000         12,511,379

Stockholders' equity (deficit)
 Common stock                                           1,461         100,910          (100,910)(a)          2,135
                                                                                            674(a)
Additional paid-in capital                         51,800,496          12,971         4,499,326(a)      56,299,822
                                                                                        (12,971)(a)

Accretion on Redeemable Common Stock                       --         (47,510)           47,510(a)              --
Accumulated (deficit)/earnings                    (11,018,096)         58,211           (58,211)(a)    (11,018,096)
                                                 -----------------------------------------------------------------
                                                   40,783,861         124,582         4,375,418         45,283,861
                                                 -----------------------------------------------------------------
                                                 $ 51,006,768    $  2,311,054      $  4,477,418       $ 57,795,240
                                                 =================================================================


See accompanying pro forma adjustments

                            PREFERRED NETWORKS, INC.

            Pro Forma Condensed Consolidated Statement of Operations

                      For the year ended December 31, 1995

                                  (Unaudited)


                                                           HISTORICAL
                                                --------------------------------
                                                  PREFERRED                             PRO
                                                  NETWORKS,        EPS WIRELESS,        FORMA              PRO
                                                    INC.               INC.          ADJUSTMENTS         FORMA
                                                 -----------------------------------------------------------------
Revenues                                         $  7,353,234    $  6,776,202        $   (3,531)(b)   $ 14,125,905

Costs of revenues                                   6,325,984       5,183,257            (2,683)(b)     11,506,558
                                                 -----------------------------------------------------------------
                                                    1,027,250       1,592,945              (848)         2,619,347

Selling, general and administrative expenses        3,179,944       1,512,079                --          4,692,023
Depreciation and amortization                         763,743         106,815           336,180(c)       1,206,738
                                                 -----------------------------------------------------------------
Operating loss                                     (2,916,437)        (25,949)         (337,028)        (3,279,414)
Interest expense                                     (317,160)        (13,512)               --           (330,672)
Interest income                                       363,837              --                --            363,837
                                                 -----------------------------------------------------------------
Net loss                                         $ (2,869,760)   $    (39,461)       $ (337,028)      $ (3,246,249)
                                                 =================================================================

Pro forma net loss per share of common stock     $      (0.29)                                        $      (0.30)
                                                 ============                                         ============

Weighted average number of common shares used
 in calculating pro forma net loss per share of
 common stock                                      10,013,901                                           10,687,425
                                                 ============                                         ============

Historical net loss per share of common stock    $      (0.48)                                        $      (0.49)
                                                 ============                                         ============
Weighted average number of common shares used
 in calculating historical net loss per share of
 common stock                                       9,158,397                                            9,831,921
                                                 ============                                         ============

See accompanying pro forma adjustments.

                            PREFERRED NETWORKS, INC.

            Pro Forma Condensed Consolidated Statement of Operations

                  For the nine months ended September 30, 1996

                                  (Unaudited)



                                                           HISTORICAL
                                                --------------------------------
                                                  PREFERRED                             PRO
                                                  NETWORKS,        EPS WIRELESS,       FORMA              PRO
                                                    INC.               INC.          ADJUSTMENTS         FORMA
                                                 -----------------------------------------------------------------
Revenues                                         $  7,999,129    $  7,686,056          $ (1,463)(b)    $15,683,722

Costs of revenues                                   7,337,586       5,639,683            (1,073)(b)     12,976,196
                                                 -----------------------------------------------------------------
                                                      661,543       2,046,373              (390)         2,707,526

Selling, general and administrative expenses        5,461,667       2,161,565                --          7,623,232
Depreciation and amortization                       1,398,489          97,496           252,135 (c)      1,748,120
                                                 -----------------------------------------------------------------
Operating loss                                     (6,198,613)       (212,688)         (252,525)        (6,663,826)
Interest expense                                     (194,455)        (65,315)               --           (259,770)
Interest income                                       906,582              --                --            906,582
                                                 -----------------------------------------------------------------
 Net loss                                        $ (5,486,486)   $   (278,003)        $(252,525)      $ (6,017,014)
                                                 =================================================================

Pro forma net loss per share of common stock     $      (0.41)                                        $      (0.43)
                                                 ============                                         ============
Weighted average number of common shares used
 in calculating pro forma net loss per share of
 common stock                                      13,452,111                                           14,125,635
                                                 ============                                         ============

Historical net loss per share of common stock    $      (0.46)                                        $      (0.47)
                                                 ============                                         ============
Weighted average number of common shares used
 in calculating historical net loss per share of
 common stock                                      13,251,775                                           13,925,299
                                                 ============                                         ============



See accompanying pro forma adjustments.

BALANCE SHEET:

(a) To reflect the acquisition by merger of all the outstanding common stock of EPS and the allocation of the purchase price on the basis of the estimated fair values of the net assets acquired, assuming a September 30, 1996 purchase date. The components of the purchase price and its preliminary allocation to the assets and liabilities are as follows:

              Components of purchase price:
               Cash                                                   $   300,000
               Stock (673,524 shares)                                   4,500,000
               Other costs of acquisition                                 175,000
                                                                      -----------
              Total estimated purchase price, exclusive of
               additional consideration, if any                       $ 4,975,000
                                                                      ===========

              Preliminary allocation of purchase price:
               Current assets                                         $ 1,686,187
               Property and equipment                                     590,373
               Other assets                                                34,494
               Current liabilities                                     (2,008,234)
               Capital lease obligations                                 (105,238)
               Goodwill                                                 4,777,418
                                                                      -----------
              Total purchase price                                    $ 4,975,000
                                                                      ===========

PNI is in the process of determining the fair values of the assets acquired and liabilities assumed and hence may make adjustments to the purchase price allocation. The actual allocation will vary from the pro forma allocation due to changes in the assets and liabilities of EPS at the actual date of acquisition.

PNI has agreed to pay additional consideration based on EPS's financial performance for 1997 and 1998, or if certain events occur, during a specified period ending prior to December 31, 1998. Such additional consideration, if any, is limited to $5 million and is payable in cash. Any such amounts would be accounted for as additional goodwill amortized over 15 years.

STATEMENTS OF OPERATIONS:

(b) To eliminate intercompany sales

(c) To amortize actual goodwill recorded of $5,042,700 in connection with acquisition of EPS, using a 15-year life and the straight-line method.

No income tax expense was included in the pro forma statements of operations as on a combined basis, PNI is in a net loss position.

LOSS PER SHARE

Pro forma net loss per share for periods prior to PNI's March 1, 1996 IPO (the "IPO") was computed by dividing net loss by the weighted average number of shares of Common Stock outstanding after giving retroactive effect to the mandatory conversion of the Series A Redeemable Preferred Stock and the Series B Redeemable Preferred Stock of PNI into Common Stock, and the related accrued dividends on the Series B Redeemable Preferred Stock through January 31, 1996, paid in shares of Common Stock, which occurred upon the consummation of the IPO, plus cheap stock as defined below. Pro forma net loss per share for periods ending after the IPO is calculated as the sum of pro forma net loss per share for the period from January 1, 1996 until the March 1, 1996 IPO closing date plus historical net loss per share from the IPO until September 30, 1996.

Historical net loss per share was computed using the requirements of Accounting Principles Board Opinion No. 15 and SEC Staff Accounting Bulletin No. 83 and as such equals the net loss increased by the portion of accretion of the Series A Redeemable Preferred Stock which relates to shares which are not considered as cheap stock, as defined below, and the dividends on Series B Redeemable Preferred Stock divided by the weighted average number of shares of Common Stock outstanding, plus cheap stock as defined below, up until the March 1, 1996 closing date of the IPO. The calculation excludes any antidilutive shares during the period, other than cheap stock. After the IPO, historical and pro forma net loss per share are identical and hence pro forma disclosures are not included after the IPO.

Pursuant to SEC Staffing Accounting Bulletin No. 83, common stock and common stock equivalents (including preferred stock) issued at prices equal to or below the IPO price per share ("cheap stock") during the twelve-month period immediately preceding the initial filing date of PNI's registration statement for the IPO have been included as if outstanding for all periods presented, up until the March 1, 1996 closing date of the IPO (using the treasury stock method at the IPO price) even though the effect is to reduce the loss per share. A portion of the Series A Redeemable Preferred Stock,all of the Series B Redeemable Preferred Stock and certain of the stock options and warrants have been treated as cheap stock.

The computation of fully diluted historical net loss per share of Common Stock was antidilutive in each of the periods presented; therefore the amounts reported for primary and fully diluted are the same.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






Date:  February 14, 1997                   PREFERRED NETWORKS, INC.


                                      By:  /s/ Kim Smith Hughes
                                           ------------------------
                                           Kim Smith Hughes
                                           Chief Financial Officer

                               INDEX TO EXHIBITS


                                                                 SEQUENTIAL
                        EXHIBIT                                   PAGE NO.
      -------------------------------------------                ----------
2.1   Agreement and Plan of Merger dated as of
      November 13, 1996, by and among PNI, EPS
      Acquisition Corp., EPS Wireless, Inc., and
      the Shareholders of EPS -- Filed on
      December 17, 1996 as an exhibit to
      Preferred Networks, Inc.'s Current Report
      on Form 8-K (file no. 0-27658) dated
      December 3, 1996 and incorporated by
      reference herein.

23.1  Consent of Independent Auditors